EXHIBIT 4.5

REMARKETING AGREEMENT

                             ,

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center

New York, NY 10080

J.P. Morgan Securities Inc.

277 Park Avenue, 8th Floor

New York, NY 10172

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, NY 10004

Ladies and Gentlemen:

This Agreement is dated as of                      ,         (this “Agreement”) among Southern Union Company, a Delaware corporation (the “Company”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc. (“JPM Securities”), and JPMorgan Chase Bank, N.A., not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below).

SECTION 1.  Definitions.

(a)       Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement, dated as of February 11, 2005, among the Company, JPMorgan Chase Bank, N.A., as Purchase Contract Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time (the “Purchase Contract and Pledge Agreement”) or the Indenture, dated as of January 31, 1994, between the Company and JPMorgan Chase Bank, N.A., as the Indenture Trustee, as supplemented by the Second Supplemental Indenture, dated as of February 11, 2005, pursuant to which the Senior Notes were issued (as so supplemented by the Second Supplemental Indenture, the “Indenture”).

(b)       As used in this Agreement, the following terms have the following meanings:

“Preliminary Prospectus” means any preliminary prospectus relating to the Remarketed Senior Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus.

“Prospectus” means the prospectus relating to the Remarketed Senior Notes included in the Registration Statement, in the form in which it was first used by the Remarketing Agent to confirm sales of the Remarketed Senior Notes in the Remarketing, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus.

“Registration Statement” means a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) prepared by the Company pursuant to Section 5 hereunder covering, inter alia, the Remarketing of the Remarketed Senior Notes, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketed Senior Notes” means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the applicable Three-Day Remarketing Period, and shall include: (a) (i) in the case of any Remarketing during the Period for Early Remarketings, the Pledged Senior Notes and (ii) in the case of the Final Three Day Remarketing, the Senior Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract and Pledge Agreement, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing” means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement.

“Remarketing Agent” means any of JPM Securities or Merrill Lynch appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.

“Remarketing Materials” means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

“Senior Notes” means the Senior Notes initially due August 16, 2008 of the Company.

“Settlement Date” means, following a Successful Remarketing, (i) with respect to a Remarketing during the Period for Early Remarketing, the third Business Day following the Successful Remarketing Date and (ii) with respect to a Remarketing during the Final Three-Day Remarketing Period, February 16, 2008.

“Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

SECTION 2.  Appointment and Obligations of the Remarketing Agent.

(a)       On or before the 20th Business Day prior to the first Business Day (the “Appointment Date”) of the Period for Early Remarketing, the Company shall send written notice appointing either JPM Securities or Merrill Lynch as the exclusive Remarketing Agent for the purpose of (i) Remarketing the Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents; provided that if the Company fails to appoint a Remarketing Agent pursuant to this Section 2(a) by the Appointment Date, the Company shall be deemed to have appointed [JPM Securities/Merrill Lynch] as the Remarketing Agent.  Each of JPM Securities and Merrill Lynch hereby agree that if the Company chooses to appoint it as the Remarketing Agent, it shall, subject to the terms and conditions set forth herein, accept such appointment by the Company as the exclusive Remarketing Agent.

(b)       Pursuant to this Agreement, the Remarketing Agent agrees, unless a Tax Event Redemption has occurred prior to such date and subject to the terms and conditions set forth herein, to use its reasonable efforts to remarket (i) on each Remarketing Date during the Three-Day Remarketing Period selected by the Company, if any, during the Period for Early Remarketing and (ii) on each Remarketing Date during the Final Three-Day Remarketing Period if no Successful Remarketing has occurred prior to the Final Three-Day Remarketing Period, in each case in accordance with the provisions of the Senior Notes and the Indenture, until the Senior Notes have been successfully remarketed on a Remarketing Date, the Senior Notes that the Collateral Agent or the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Remarketing, at a price per $1,000 principal amount of Senior Notes such that the aggregate price at which such Senior Notes are being remarketed will equal approximately (i) if the related Reset Date is not the Purchase Contract Settlement Date, the Remarketing Price, or (ii) if the related Reset Date is the Purchase Contract Settlement Date, the Contract Settlement Price.  Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Senior Notes for a price less than the price (the “Minimum Price”) necessary for the aggregate principal amount of the Senior Notes being remarketed to have an aggregate price (i) if the proposed Reset Date is not the Purchase Contract Settlement Date, equal to 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price, or (ii) if the proposed Reset Date is the Purchase Contract Settlement Date, equal to 100% of the aggregate principal amount of such Remarketed Senior Notes.  The Remarketing Agent shall not be obligated to remarket any Senior Notes if a condition precedent set forth in this Agreement to such Remarketing is not fulfilled or if the Remarketing of such Senior Notes would violate applicable law.

(c)       In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the “Reset Rate”) in order for the Remarketed Senior Notes to have an aggregate market value equal to the Remarketing Price or the Contract Settlement Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Contract Settlement Price, as the case may be, in such Remarketing, provided that such rate shall not exceed the maximum interest rate permitted by law.

(d)       In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units, and none of the holders of the Separate Senior Notes elect to have Senior Notes be remarketed in such Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Interest Rate set forth in the Indenture, as supplemented from time to time.

(e)       If, by 4:00 p.m., New York City time, on the last Remarketing Date of any Three-Day Remarketing Period, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at or greater than the Minimum Price, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise, by telephone the Depositary, the Purchase Contract Agent and the Company.  Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent.  Promptly following any Failed Remarketing, the Remarketing Agent shall return, no later than the Business Day immediately following the end of such Three-Day Remarketing Period, the Separate Senior Notes submitted for Remarketing, if any, to the Custodial Agent for distribution to the appropriate holders.

(f)        In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Successful Remarketing Date, the Remarketing Agent shall advise, by telephone:

(i)        the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Senior Notes sold in such Remarketing;

(ii)       each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate, the number of Remarketed Senior Notes such purchaser is to purchase, the Subsequent Interest Payment Dates and the extended maturity date, if applicable; and

(iii)      each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third business day immediately following the date of such Successful Remarketing in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

(g)       After deducting the Remarketing Fee specified in Section 4 below, the Proceeds from a Successful Remarketing (i) with respect to the Senior Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.

(h)       The right of each holder of Separate Senior Notes or Corporate Units to have Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (ii) a Tax Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at or greater than the Minimum Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(i)        It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes.  The Company shall similarly not be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

SECTION 3.  Representations and Warranties of the Company. The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the “Commencement Date”), (ii) on and as of the First Remarketing Date of the applicable Three-Day Remarketing Period and (iii) on and as of the applicable Settlement Date, that:

(a)       Each of the representations and warranties of the Company as set forth in Section 3 (except for paragraphs (a), (b), (c), (i), (j), (m), (n), (o) and (p) of such section) of the Underwriting Agreement dated as of February 7, 2005 relating to the issuance of Equity Units by the Company (the “Underwriting Agreement”) among the Company and the Underwriters identified in Schedule 1 thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), (i) any reference in such sections of the Underwriting Agreement to the “Underwriter” or “Underwriters” or the “Representative” or “Representatives” shall be deemed to refer to the Remarketing Agent,  (ii) the “Securities” shall be deemed to refer to the Remarketed Senior Notes, (iii) the “Registration Statement”, the “Prospectus” or the “Preliminary Prospectus” shall be deemed to refer to such terms as defined herein, (iv) the “First Closing Date” shall be deemed to refer to the applicable Settlement Date, (v) “this Agreement”, the “Underwriting Agreement”, “hereof”, “herein” and all references of similar import, shall be deemed to mean and refer to this Remarketing Agreement and (vi) “the date hereof”, “the date of this Agreement” and all similar references shall be deemed to refer to the date of this Remarketing Agreement.

(b)       The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(c)       The documents incorporated by reference in the Prospectus, if any, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (as modified by the letter from the Commission dated December 21, 2004) and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder or the Trust Indenture Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.

(d)       On the effective date of the Registration Statement, the Registration Statement complied in all material respects with the Securities Act and the rules and regulations of the Commission thereunder (other than the omission of certain historical and pro forma financial information relating to Panhandle Eastern Pipe Line Company, L.P. (“Panhandle”)) and the Trust Indenture Act, and on the date hereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date hereof, the applicable Remarketing Date and the applicable Settlement Date, the Registration Statement and the Prospectus will comply in all material respects to the requirements of the Securities Act, and neither documents, considered together with any Remarketing Materials related thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing

Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.

(e)       This Agreement has been duly authorized, executed and delivered by the Company.

SECTION 4.  Fees.

Upon a Successful Remarketing of the Senior Notes, the Remarketing Agent is entitled to a remarketing fee (the “Remarketing Fee”) (i) equal to 25 basis points (0.25%) of (A) if the Reset Date is not the Purchase Contract Settlement Date and the Remarketed Senior Notes mature on February 16, 2010, the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price or (B) if the Reset Date is the Purchase Contract Settlement Date and the Remarketed Senior Notes mature on February 16, 2010, the aggregate principal amount of the Remarketed Senior Notes, or (ii) as established by mutual agreement between the Company and the Remarketing Agent, if the maturity date of the Remarketed Senior Notes is, in connection with the remarketing and in accordance with the provisions of the Senior Notes, extended to a date after February 16, 2010 (which shall not be more than 10 years from the Reset Date).

The Remarketing Agent may deduct the Remarketing Fee from the Proceeds of the Successful Remarketing to be remitted to the Collateral Agent and the Custodial Agent; provided, however, that under no circumstances may the Remarketing Agent deduct an amount greater than the excess of such Proceeds over the Minimum Price.

SECTION 5.  Covenants of the Company.  If and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, the Company covenants and agrees as follows:

(a)       The Company shall prepare the Registration Statement, the Preliminary Prospectus and the Prospectus, in a form approved by the Remarketing Agent, shall file any such Preliminary Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and shall use its best efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Three-Day Remarketing Period.

(b)       The Company shall file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

(c)       The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Senior Notes.

(d)       The Company shall advise the Remarketing Agent promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for any such purpose; and the Company shall use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)       The Company shall furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(f)        Prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and shall not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

(g)       As soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, the Company shall make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).  The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158 under the Securities Act.

(h)       The Company shall take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)        The Company shall furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

SECTION 6.  Payment of Expenses. The Company agrees to pay (a) all costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (b) all costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (c) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent), (d) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder and (e) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

SECTION 7.  Conditions to the Remarketing Agent’s Obligation.  The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

(a)       The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the first Remarketing Date of the applicable Three-Day Remarketing Period and the applicable Settlement Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Settlement Date.

(b)       (i) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, (iv) no material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (b) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.

(c)       Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) of the Underwriting Agreement shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Remarketing Senior Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

(d)       The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or of any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(e)       The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Settlement Date, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date; and (3) the Registration Statement, as of the date of the Prospectus, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)        On the first Remarketing Date of the applicable Three-Day Remarketing Period and on the applicable Settlement Date, the Remarketing Agent shall have received letters addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, of PricewaterhouseCoopers LLP, the independent accountants of the Company, containing statements and information of the type customarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained or incorporated by reference in the Remarketing Materials; provided that the letters delivered on the applicable Settlement Date shall use a “cut-off” date no more than three business days prior to such the applicable Settlement Date.

(g)       (i) Fleischman and Walsh L.L.P., outside counsel for the Company, shall have furnished to the Remarketing Agent, at the request of the Company, their written opinion, dated the applicable Settlement Date and addressed to the Remarketing Agent, in form and substance reasonably satisfactory to the Remarketing Agent, addressing such matters as are set forth in such counsel’s opinion furnished pursuant to Section 5(g) of the Underwriting Agreement and (ii) Dennis Morgan, Esq., General Counsel of the Company, shall have furnished to the Remarketing Agent, at the request of the Company, his written opinion, dated the applicable Settlement Date, and addressed to the Remarketing Agent, in form and substance reasonably satisfactory to the Remarketing Agent, addressing such matters as are set forth in such counsel’s opinion furnished pursuant to Section 5(g) of the Underwriting Agreement; in each case, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

(h)       Davis Polk & Wardwell, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Settlement Date, in form and substance satisfactory to the Remarketing Agent.

(i)        Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j)        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Settlement Date prevent the offer or sale of the Remarketed Senior Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Settlement Date prevent the offer or sale of the Remarketed Senior Notes.

(k)       The Senior Notes shall not have been called for redemption following the occurrence of a Tax Event.

(l)        The Remarketing Agent shall have received on and as of the applicable Settlement Date satisfactory evidence of the good standing of the Company and the Subsidiaries (as defined in the opinion of counsel for the Company set forth on Annex A-1 attached to the Underwriting Agreement) in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Remarketing Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)      On or prior to the applicable Settlement Date, the Company shall have furnished to the Remarketing Agent such further certificates and documents as the Remarketing Agent may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Remarketing Agent by notice to the Company at any time on or prior to the applicable Remarketing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8.  Indemnification.

(a)       The Company agrees to indemnify and hold harmless the Remarketing Agent, its officers and employees, and each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Remarketing Agent or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) is related to, arises out of or is based on (i) the failure to have an effective Registration Statement under the Securities Act relating to the Remarketing of Remarketed Senior Notes, if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act but only if the Company failed to provide the Remarketing Agent with a Prospectus for delivery; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including any information deemed to be a part thereof under the Securities Act, or the omission or alleged omission therefrom of a material fact, in each case, required to be stated therein or necessary to make the statements therein not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein; or (v) in whole or in part, any failure of the Company to perform its obligations hereunder or under law; or (vi) any act or failure to act or any alleged act or failure to act by the Remarketing Agent in connection with, or relating in any manner to, the Remarketed Senior Notes or the Remarketing contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based on any matter covered by clause (ii) or (iii) above, and to reimburse the Remarketing Agent and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Remarketing Agent) as such expenses are reasonably incurred by the Remarketing Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto); and provided, further, that with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Remarketing Agent if the person asserting any loss, claim, damage, liability or expense purchased Remarketed Senior Notes, or any person controlling the Remarketing Agent, if copies of the Prospectus were timely delivered to the Remarketing Agent and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Senior Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

The Company agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent pursuant to, or the performance by the Remarketing Agent of services contemplated by this Agreement, except to the extent that any loss, claim, damage, liability or expense resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent.

(b)       The Remarketing Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Remarketing Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based on any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), or arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Remarketing Agent has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto) is the information set forth in a certificate to be provided by the Remarketing Agent on or prior to the Remarketing Date.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Remarketing Agent may otherwise have.

(c)       Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Remarketing Agent in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)       The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.  Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, from the Remarketing of the Remarketed Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the Remarketing of the Remarketed Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total aggregate principal amount of the Remarketed Senior Notes, and the total Remarketing Fee actually received by the Remarketing Agent pursuant to Section 4 hereof.  The relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Remarketing Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each officer and employee of the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Remarketing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Anything herein to the contrary notwithstanding, the provisions of this Section 9, and the rights of the indemnified parties shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which such parties may have under any other instrument or agreement.

SECTION 10.   Resignation And Removal Of The Remarketing Agent.

JPM Securities or Merrill Lynch (the “Remarketing Agent Candidates”) may resign and be discharged from their duties and obligations hereunder, and the Company may remove any of the Remarketing Agent Candidates, by giving 30 days’ prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, to the removed Remarketing Agent Candidate and the Depositary; provided, however, that if only one Remarketing Agent Candidate remains:

(a)       such Remarketing Agent Candidate may not resign without reasonable cause; and

(b)       no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.  The provisions of Section 8 and Section 9 shall survive the resignation or removal of any Remarketing Agent Candidate pursuant to this Agreement.

SECTION 11.  Dealing in Securities.   The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the “Securities”).  The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

SECTION 12.  Remarketing Agent’s Performance; Duty of Care.  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents.  No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents.  In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents.  The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein.  The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part.  The provisions of this Section 12 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

SECTION 13.  Termination.   This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10 and (ii) on the earlier of (x) any Tax Event Redemption Date and (y) the Purchase Contract Settlement Date.  If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it.  Section 8, Section 9 and Section 12 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

SECTION 14.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)       if to the Remarketing Agent Candidates, shall be delivered or sent by mail, telex or facsimile transmission to:

Merrill Lynch, Pierce, Fenner & Smith
Four World Financial Center,
North Tower 6th Floor,
New York, NY 10080
Attention: Debt Capital Markets

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New  York, NY 10017
Attention: Investment Grade Syndicate Desk

(b)       if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Southern Union Company, One PEI Center, Wilkes-Barre, PA 18711-0601, Telecopier No.: 570-820-2400; Attention: General Counsel; and

(c)       if to the Purchase Contract Agent, shall be delivered or sent by mail or facsimile transmission to JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, NY 10004; Telecopier No.: 212-623-6167; Attention: Institutional Trust Services.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 15.  Persons Entitled to Benefit of Agreement.   This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 8 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16.  Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17.  Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.

SECTION 18.  Judicial Proceedings.

(a)       Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Securities.  To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 18(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

SECTION 19.  Counterparts.   This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 21.  Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

SECTION 22.  Amendments.  This Agreement may be amended by an instrument in writing signed by the parties hereto.  The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties or obligations of any of JPM Securities or Merrill Lynch, each as a potential Remarketing Agent, without the prior written consent of JPM Securities and Merrill Lynch.

SECTION 23.  Successors and Assigns.  The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of JPM Securities and Merrill Lynch.  The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agent Candidates and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SOUTHERN UNION COMPANY

By:
Name:
Title:

CONFIRMED AND ACCEPTED:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.
not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:
Name:
Title: